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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

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                         GIGA INFORMATION GROUP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



               DELAWARE                                    06-1422860
      (State of incorporation or                       (I.R.S. Employer
            organization)                             Identification No.)


        ONE LONGWATER CIRCLE
        NORWELL, MA                                          02061
        (Address of principal executive offices)          (Zip Code)


       If this Form relates to the                If this Form relates to the
       registration of a class of                 registration of a class of
       securities pursuant to                     securities pursuant to
       Section 12(b) of the                       Section 12(g) of the
       Exchange Act and is pursuant               Exchange Act and is
       to General Instruction                     effective pursuant to
       A.(c), please check the                    General Instruction A.(d),
       following box.[ ]                          please check the following
                                                  box. [x]


        SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS
                            FORM RELATES: 333-52899


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


        TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
        -------------------                 ------------------------------

              None.                                      None



       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                   Common Stock, par value $0.001 per share.



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NYFS07...:\54\47954\0009\2041\FRM7208R.380
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       The description of the common stock, $0.001 par value (the "Common Stock"), of Giga Information Group, Inc. (the "Registrant") to be registered hereunder is incorporated herein by reference to the Registration Statement on Form S-1 of the Registrant (Registration No. 333-52899), filed with the Securities and Exchange Commission on May 18, 1998 and as may be amended from time to time (the "Registration Statement"), with respect to the registration of the Registrant's Common Stock.

ITEM 2.EXHIBITS.

       The Registrant's Common Stock being registered pursuant to this registration statement on Form 8-A has been approved for listing on the Nasdaq Stock Market, an exchange on which no other securities of the Registrant are registered. Accordingly, the exhibits described herein have been previously filed with the Nasdaq National Market or are being filed with the copy of this registration statement on Form 8-A with the Nasdaq National Market.


3.1 Fourth Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement.*

3.2 Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.*

3.3 Certificate of Designations of Series D Preferred Stock of the Registrant, incorporated by reference to Exhibit 3.3 of the Registration Statement.*

3.4 Form of Fifth Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.4 of the Registration Statement.*

3.5 By-Laws of the Registrant, incorporated by referenced to Exhibit 3.5 of the Registration Statement.*

3.6 Form of Amended and Restated By-Laws of the Registrant, incorporated by reference to Exhibit 3.6 of the Registration Statement.*

4.1    Form of Common Stock certificate, incorporated by reference to Exhibit
       4.1 of the Registration Statement.*

10.1 (a)Co-Sale and Stock Restriction Agreement dated November 13, 1995, among the Registrant, Gideon I. Gartner and the stockholders named on the signature pages thereto, incorporated by reference to Exhibit 10.7(a) of the Registration Statement.*
       (b)Amendment No. 1 to Co-Sale Agreement, incorporated by reference to
          Exhibit 10.7(b) of the Registration Statement.*
       (c)Amendment No. 2 to Co-Sale Agreement, incorporated by reference to
          Exhibit 10.7(c) of the Registration Statement.*



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       (d)Amendment No. 3 to Co-Sale Agreement, incorporated by reference to
          Exhibit 10.7(d) of the Registration Statement.*




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* The exhibits described herein are incorporated by reference to the
Registrant's Registration Statement on Form S-1 (333-50297), as amended.




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                                   SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              GIGA INFORMATION GROUP, INC.

                              By: /s/ Daniel M. Clarke
                                  ---------------------------------
                                  Name: Daniel M. Clarke
                                  Title: Senior Vice President,
                                         Chief Financial Officer,
                                         Treasurer and Secretary



Date: July 28, 1998




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